UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 725
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 16, 2013, Echo Global Logistics, Inc. (the “Company”) issued a press release announcing that, effective April 12, 2013, Nelda J. Connors, 47, was appointed to the Company’s Board of Directors.  Ms. Connors will serve on the Audit Committee and the Nominating and Corporate Governance Committee.  Ms. Connors is the founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, an advisory services and investment firm.  Ms. Connors is eligible to receive the standard director compensation package, as approved by the Board of Directors on an annual basis and disclosed in the Company’s proxy statement.  The Company confirms there is no transaction between Ms. Connors and the Company that would require disclosure under item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Connors to the Company’s Board of Directors is attached hereto as Exhibit 99.1

Item 9.01                  Financial Statements and Exhibits.

(d)                                                        Exhibits:

Exhibit No.
99.1	Press Release dated April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: April 17, 2013	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 16, 2013.